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                                  EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY

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                                                                 DOING BUSINESS
SUBSIDIARY                    STATE OF INCORPORATION       UNDER THE FOLLOWING NAMES
----------                    ----------------------       -------------------------
Northlight Displays, Inc.     Delaware                     Northlight Displays, Inc.

Diamond Tech One, Inc.        Delaware                     Diamond Tech One, Inc.

SIDT Coatings, Inc.           Delaware                     SIDT Coatings, Inc.

SDI Acquisition Corp.         Texas                        SDI Acquisition  Corp.

Plasmatron Coatings and       Pennsylvania                 Plasmatron Coatings and
 Systems, Inc.                                              Systems, Inc.

FEPET, Inc.                   Delaware                     FEPET, Inc.

Electronic Billboard          Delaware                     Electronic Billboard
 Technology, Inc.                                           Technology, Inc.

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